UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SOUTH TEXAS OIL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTH TEXAS OIL COMPANY
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258
210-545-5994

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 19, 2008

Dear Stockholder:

You are hereby notified that South Texas Oil Company will hold its Annual Meeting of Stockholders on Friday, December 19, 2008 at 10:00 a.m. Central Time in our offices, located at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258, for the following purposes:

1.	To elect the members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders; and

2.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Holders of record of the Company’s common stock as of the close of business on November 6, 2008 are entitled to notice of, and to vote at, the annual meeting. Your vote is important.

If you attend the Annual Meeting, you may vote your shares in person. However, even if you plan to attend The Annual Meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope or vote by Internet. Returning your proxy card will not limit your rights to attend or vote at the meeting. The prompt return of proxies will ensure that we obtain a quorum and will save us the expense of further solicitation.

By Order of the Board of Directors of

South Texas Oil Company,

/s/ Roy D. Toulan, Jr.

Roy D. Toulan, Jr.
Corporate Secretary

San Antonio, Texas
November 19, 2008

SOUTH TEXAS OIL COMPANY
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 19, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement and the Proxy Card are being mailed to you on or about November 19, 2008. The Board of Directors of South Texas Oil Company is soliciting your proxy to vote your shares at our Annual Meeting of Stockholders (the “Annual Meeting”), at which we will give all of our stockholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Date, Time and Place

The Annual Meeting will be held on Friday, December 19, 2008 at 10:00 a.m., Central Time, at our corporate headquarters, located at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258.

Record Date; Stockholders Entitled to Vote

The close of business on November 6, 2008 (the “Record Date”) has been established by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

At the close of business on the Record Date, there were 16,772,862 shares of our common stock outstanding and entitled to vote held by approximately 2,633 holders of record. Each share of our common stock entitles the holder to one vote at the Annual Meeting on all matters properly presented at the meeting.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder at our headquarters at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258, for purposes pertaining to the Annual Meeting, during normal business hours for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting.

Quorum

A quorum, consisting of the holders of one-third of our outstanding shares entitled to vote, represented in person or by proxy, is required by our Bylaws before any action may be taken at the Annual Meeting. We count abstentions and broker “non-votes” as present and entitled to vote for the purposes of determining a quorum.

Broker Non-vote

The NASDAQ Marketplace Rules permit brokers to vote their customers’ shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

Routine Matters

The election of directors is a routine matter on which brokers may vote even if they have not received instructions from their customers. Non-routine matters are matters such as stockholder proposals, although there are no stockholder proposals under consideration at the Annual Meeting.

Votes Required to Approve the Proposal to Elect Directors

Directors are elected by plurality vote. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the votes for or against the election of a director.

Votes Required to Approve Other Proposals (if any)

All other proposals, if any, will be approved if a majority of the shares present in person or by proxy are cast for the proposal. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against the proposal. Broker non-votes will not be considered present at the meeting with respect to the proposals and so will have no effect on the approval of proposals.

We are not aware of any matters that will be considered at the Annual Meeting other than the proposal to elect directors. However, if any other matters arise at the Annual Meeting, the person named in your proxy will vote in accordance with his best judgment.

Voting of Proxies

You may vote by mail, via the Internet or in person at the Annual Meeting. Giving a proxy means that you authorize the persons named in the Proxy Card to vote your shares at the Annual Meeting, in the manner directed by you.

•	Mail. To vote by mail, complete and return the Proxy Card in the enclosed envelope in time for us to receive it prior to the Annual Meeting. No additional postage is required if mailed in the U.S.

•
Internet. To vote via the Internet, follow the instructions for voting that appear on the Proxy Card included with this Proxy Statement to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Central Time on December 18, 2008. You must have your Proxy and Authentication Codes from the Proxy Card available to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

The Internet voting procedures are designed to verify stockholders’ identities, allow stockholders to give voting instructions and confirm that their instructions have been recorded properly. Stockholders who vote by Internet need not return a Proxy Card by mail.

If you hold your shares in street name through a bank, broker or other intermediary, you are a “beneficial owner” of our common stock. In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

Every stockholder’s vote is important. Accordingly, you should or provide your voting instructions to the Company by mail or the Internet or to your broker or other nominee, whether or not you plan to attend the Annual Meeting in person.

Revoking Your Proxy or Changing Your Vote

Whether stockholders submit their proxies by Internet or mail, a stockholder has the power to revoke his or her proxy or change his or her vote at any time prior to the date of the Annual Meeting. You can revoke your proxy or change your vote by:

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sending either (i) a written notice of the revocation of your proxy or (ii) an executed Proxy Card bearing a date later than the date of your previous proxy by mail to our Corporate Secretary, Roy D. Toulan, Jr., 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258, for receipt prior to the Annual Meeting;

•	submitting another proxy by Internet with a later date than your previous proxy (either by Internet or mail) for receipt prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given.

Solicitation of Proxies

This solicitation is being made on behalf of our Board of Directors. We will pay the costs related to the printing and mailing of the Notice, this Proxy Statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers.

Attending the Meeting

Stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If you plan to attend the Annual Meeting, please bring valid photo identification and proof of ownership of your shares of our common stock to the Annual Meeting. Examples of acceptable proof of ownership include a copy of the Proxy Card, a letter from your bank or broker stating that you owned shares of our capital stock as of the close of business on the Record Date, or a brokerage account statement indicating that you owned shares of our capital stock as of the close of business on the Record Date.

Stockholder Proposals

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. We anticipate holding our 2009 Annual Meeting on or about May 15, 2009. One of the requirements to submit a proposal is that it be received by the Corporate Secretary within a reasonable time before we begin to print and send our proxy materials for the 2009 Annual Meeting. In light of the time required to prepare our proxy materials for printing and distribution, the proposals should be sent to us no later than December 31, 2008. Proposals we receive after that date will not be included in the 2009 Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting of Stockholders will be ineligible for presentation at the 2009 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of South Texas Oil Company at the principal executive offices of the Company, as described above. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

PROPOSAL I

ELECTION OF DIRECTORS
The Board of Directors

Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by amendment to our Bylaws, which our Articles of Incorporation expressly authorizes our Board to do. The current authorized number of directors is five. Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

Three of the five nominees are currently directors of the Company. Two of the company’s current directors, Owen Naccarato and Edward Shaw, are not standing for re-election. Mr. Naccarato has determined that time constraints of his law practice do not allow him to continue as a director. In order to facilitate an increase in the number of independent directors serving on our Board, Mr. Shaw, an officer and employee of the Company, is not standing for re-election.

The Board of Directors recommends that the five nominees listed below be elected to hold office until the next Annual Meeting of stockholders or until their respective successors have been duly elected and qualified. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

There were no third-party fees paid by us to assist in the process of identifying or evaluating candidates. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by our Board, unless the Board chooses to reduce the number of directors serving on our Board.

NOMINEES

Mr. Michael J. Pawelek (incumbent nominee), age 50, has been Chairman of the Board of Directors of the Company since November 2007 and serves on the Board’s Executive and Compensation committees. He has been Chief Executive Officer and President of the Company since June 23, 2008. Mr. Pawelek began his career as a geophysicist with Clayton Williams Company in 1981. From 1985 to 1989 he was employed by TXO Production Corporation as a district geophysicist. In 1989, he founded CPX Petroleum, which drilled over 60 wells under his management. From 1991 to 1999, he founded and was the chief executive officer of Universal Seismic Associates, Inc., which generated annual revenue of $65 million and had over 400 employees. From 1999 to 2001, he served as Vice President of Operations of Amenix USA, Inc., a private exploration and production company focused on oil and gas exploration in Louisiana. From 2001 to 2004, he held a similar position at IBC Petroleum, managing the company’s assets while seeking financial partners. From 2004 to 2007 he was President of BOSS Exploration & Production Corporation, a privately held Gulf Coast production company. Immediately prior to joining the Company as its CEO, Mr. Pawelek served as President of Sonterra Resources, Inc., a company that has oil and gas assets in Texas state waters in Matagorda Bay. Mr. Pawelek received a BS degree in Engineering from Texas A&M University.

Mr. David Lieberman, (incumbent nominee), age 64, has been a member of the Company’s Board of Directors since November 2007 and serves on the Board’s Audit Committee (Chairman and Financial Expert), Compensation and Nomination committees. Mr. Lieberman has been the Chief Financial Officer of Datascension, Inc., a telephone market research company that provides both outbound and inbound services to corporate customers, since January 2008 and a director of that company since 2006. He has over 40 years of financial experience beginning with five years as an accountant with Price Waterhouse, from 1967 through 1972. Mr. Lieberman has held executive management positions with both public and private companies, including serving in various senior executive positions, and he has a strong financial and operations background. From 2006 to 2007, he served as Chief Financial Officer of Dalrada Financial Corporation, a publicly traded payroll processing company based in San Diego. From 2003 to 2006, he was the Chief Financial Officer for John Goyak & Associates, Inc., a Las Vegas-based aerospace consulting firm. In the 1990s, Mr. Lieberman served as President and Chief Operating Officer of both JLS Services, Inc. and International Purity, and also served as Chief Financial Officer for California Athletic Clubs, Inc. Mr. Lieberman attended the University of Cincinnati, where he received his B.A. in Business, and is a licensed CPA in the State of California. He resides in Las Vegas, Nevada.

Mr. Stanley A. Hirschman, (incumbent nominee), age 62, has been a member of the Company’s Board of Directors since November 2007 and serves on the Board’s Executive, Audit and Nominating committees. Since 1997, Mr. Hirschman has been President of CPointe Associates, Inc., a Plano, Texas executive management and retail operations consulting firm. He is an investment due diligence specialist and works regularly with public companies dealing with the difficulties of the balance between increased regulatory requirements and reasonable corporate governance. He has been a director of Axion Power International, Inc. since 2006 and Datascension, Inc. since July 2008. He was a director of Mustang Software, Inc. from 1995 and its chairman from 1999 to its acquisition in 2000. Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996. He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and attended the Harvard Business School Audit Committees in the New Era of Governance symposium. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Mr. Bryce W. Rhodes (new nominee), age 55, served as the President and Chief Executive Officer and board member of Whittier Energy Corporation (Nasdaq WHIT) from September 2003 until the sale of the company in March of 2007. Mr. Rhodes was a Vice President of Whittier Energy Company since its incorporation in 1991 through September 2003. In that capacity, he managed its acquisitions and exploration investments. He served on the board of directors of PYR Energy Corporation (Amex PYR), a public oil and gas exploration company from April 1999 until its sale in July 2007. Mr. Rhodes began his career in 1979 as a strategic planning analyst for Santa Fe International Corporation and joined the M.H. Whittier Corporation, an independent oil company in 1985 as an investment analyst. He currently provides investment consulting and management services for the Whittier Trust Company and is a member of the board of directors of Canadian Phoenix Corporation (TSX.V CPH).  He serves on several community boards and chairs the board of directors of the Helen Woodward Animal Center in Rancho Santa Fe, California.

Mr. Doyle A. Valdez (new nominee), age 52, is President of Valco Resource Management, Inc., an oil and gas production marketing and consulting firm that he established in 1987. Mr. Valdez holds a BBA with concentration in finance from St. Edward’s University, and has worked in the energy industry for 26 years. From 2001 to 2003, he served as Vice-President of Marketing for United Resources, LP. In 1986-1987, Mr. Valdez was the Marketing Director of EnerPro, Inc. Mr. Valdez is the former President of the Austin Independent School District Board of Trustees. In 2007, the University of Texas created the Doyle Valdez Social Justice Award to recognize and honor an outstanding individual who works everyday to implement the principles of social justice.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH
OF THE ABOVE DIRECTOR NOMINEES

EXECUTIVE OFFICERS

Mr. Michael J. Pawelek, Chief Executive Officer. Mr. Pawelek, a geophysicist, has held senior management positions throughout his 27-year career in the exploration and production and oilfield services industries. In 1981, he began his career as a geophysicist with Clayton Williams Company with a particular emphasis on the Gulf Coast region. From 1985 to 1989 he was employed by TXO Production Corporation as a district geophysicist. In 1989, he founded CPX Petroleum, which drilled over 60 wells under his management. From 1991 to 1999, he founded and was the chief executive officer of Universal Seismic Associates, Inc., which generated annual revenue of $65 million and had over 400 employees.

From 1999 to 2001, he served as Vice President of Operations of Amenix USA, Inc., a private exploration and production company focused on oil and gas exploration in Louisiana. From 2001 to 2004, he held a similar position at IBC Petroleum, managing the company’s assets while seeking financial partners. From 2004 to 2007 he was President of BOSS Exploration & Production Corporation, a privately held Gulf Coast production company. From April 2007 through February 2008, Mr. Pawelek served as President of Sonterra Resources, Inc., a company that has oil and gas assets in Texas state waters in Matagorda Bay and for which we are currently the contract operator. Mr. Pawelek received a BS degree in Engineering from Texas A&M University.

Mr. Wayne Psencik, Chief Operating Officer. Mr. Psencik previously served as Vice President of Operations at Sonterra Resources, Inc. and its predecessor companies, from April 2007 through February 2008. From 2005 to 2007, he held the position of Vice President of Operations of Boss Exploration & Production Corporation. From 2001 to 2005, Mr. Psencik served as an engineer and drilling manager at El Paso Production Company, where he was responsible for the design and implementation of drilling and completion operations and the supervision of staff engineers in the Gulf of Mexico unit. From 1999 to 2001 he was a consulting drilling engineer for Coastal Oil and Gas Company focused in the Gulf of Mexico. From 1994 to 1996, Mr. Psencik held positions of drilling engineer for Chesapeake Operating Company, focusing on horizontal drilling in Texas and Louisiana. Mr. Psencik then served as district manager from 1996 to 1999 for Chesapeake Operating Company for its southern division. From 1991 to 1994, he was a drilling engineer working Gulf of Mexico projects for AGIP Petroleum. Mr. Psencik earned his BS degree in petroleum engineering from Texas A&M University.

Ms. Sherry L. Spurlock, Chief Financial Officer. Prior to joining our Company, Ms. Spurlock served as Chief Financial Officer of Sonterra Resources, Inc. and its predecessor companies, from April 2007 through February 2008. From 2005 to 2007, she was the Chief Financial Officer of Boss Exploration & Production Corporation, where she was responsible for the preparation of the financial statements and other financial and accounting matters. From 2000 to 2005, Ms. Spurlock was the controller and held various other financial positions with United Oil & Minerals, LP, a private oil and gas exploration company. From 1992 to 2000, she served as controller at Brigham Exploration Company, an Austin-based publicly traded exploration and production company. While at Brigham, she was responsible for the SEC reporting and internal management reporting among other audit and accounting systems management. Prior to that, she held accounting positions at private and public oil and gas companies and began her career as an accountant at Deloitte, Haskins and Sells. Ms. Spurlock is a certified public accountant and holds a BBA degree in accounting from Stephen F. Austin State University.

Mr. Theodore J. Wicks, Executive Vice President of Corporate Development. Prior to joining our Company, Mr. Wicks was a Managing Director with Petro Capital Securities, LLC (“PCS”), a Dallas-based energy investment bank, since 2007. Mr. Wicks’ responsibilities at PCS included client coverage and leading the structuring and execution of a wide variety of M&A, strategic advisory and capital markets transactions for clients across all sectors of the energy industry. Prior to PCS, Mr. Wicks was a Vice President in the energy investment banking group of First Albany Capital. From 2006 to 2007, Mr. Wicks was a Vice President in the energy investment banking group of Sanders Morris Harris. From 2004 to 2005, Mr. Wicks was a Director in the Equity Capital Markets group at KeyBanc Capital Markets, and from 1999 through 2003, Mr. Wicks was a Vice President in the Equity Capital Markets group of RBC Capital Markets. Mr. Wicks earned his Masters of Business Administration in Finance and Bachelor of Arts with Accounting and Finance concentrations from the University of St. Thomas in St. Paul, Minn.

EXECUTIVE OFFICER COMPENSAITON

The terms and provisions of each of the employment agreements for the company’s executive officers are substantially similar, and the following provides a summary of the material terms of the employment agreements, which is qualified in its entirety by reference to the complete terms of such agreements, the forms of which are incorporated herein by reference, as filed with the Securities and Exchange Commission with our Form 8-K on June 25, 2008.

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Term: The employment agreements for Messrs. Pawelek, Psencik and Ms. Spurlock each has a three-year term, as approved by the Company’s stockholders on September 19, 2008. Mr. Wicks’ employment agreement has a ninety-day term.

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Annual Salaries: The employment agreements provide annual salaries of $200,000, $180,000, and $120,000 for Mr. Pawelek, Mr. Psencik and Ms. Spurlock, respectively, and a monthly salary of $12,500 for Mr. Wicks.

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Equity Awards (Restricted Common Stock): The employment agreements for Messrs. Pawelek, Psencik and Ms. Spurlock each granted the officer the right to be issued a number of shares of restricted common stock equal in value to $3,000,000 over a two-year period in three equal installments of $1,000,000. The Company’s Executive Officers have each been issued the first tranche, with the second installment of the restricted stock grant to be made on June 23, 2009, and the third installment to be made on June 23, 2010, as to all three employees. The number of shares of restricted stock to be issued in each installment will be determined by the public trading price of our common stock during the five-day period preceding each installment issue date. The shares of restricted stock may not be sold, transferred or hypothecated by the officers unless and until the restrictions lapse and the officer remains an employee. The restrictions on each tranche of restricted stock, assuming the conditions are met, will lapse on an annual basis beginning January 1, 2009.

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Equity Award (Performance Options): Messrs. Pawelek, Psencik, Wicks and Ms. Spurlock each has been granted the right to be issued performance stock options to purchase shares of our common stock (833,334 shares for Pawelek, Psencik, and Spurlock and 500,000 shares for Wicks) at an exercise price of $2.00 under the terms of our Equity Incentive Compensation Plan (the “Plan”). The performance stock options vest in accordance with the achievement of certain performance criteria concerning our production of oil and gas and the increase on our oil and gas reserves, as set forth below:

Percentage of Performance Option Shares Issuable Under Performance Option Agreement	Production Objective: Monthly Average per day for Three Consecutive Months	Shares that Vest based on Achievement of Production Objective	Reserve Objective Over Reserves on December 31, 2007	Shares that Vest based on Achievement of Reserve Objective	Total of Percentage Performance Option Shares to Vest
20%	500 BOE (net)	83,334	50%	83,334	166,668
35%	1,000 BOE (net)	145,833	150%	145,833	291,666
45%	1,500 BOE (net)	187,500	250%	187,500	375,000
Options, per employee (Pawelek, Psencik Spurlock)		416,667		416,667	833,334
20%	500 BOE (net)	50,000	50%	50,000	100,000
35%	1,000 BOE (net)	87,500	150%	87,500	175,000
45%	1,500 BOE (net)	112,500	250%	112,500	225,000
Options, per employee (Wicks) Wicks		250,000		250,000	500,000

Performance Options expire on June 30, 2018. All unvested performance stock options shall fully vest and become exercisable upon the termination of an officer’s employment by us without cause or if the officer terminates employment with us for good reason, or the occurrence of other events as described further in the Plan.

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Non-Competition: Under the terms of their respective employment agreements, each officer has agreed not to compete with us for a period of six months for Pawelek, Psencik and Spurlock, and three months for Wicks, after the termination of employment with us. In addition, each officer has agreed not to solicit or induce any person or entity that is engaged in any business activity or relationship with us or any of our subsidiaries or affiliates to terminate or reduce that business activity or relationship for a period of two years after the officer’s employment terminates.

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Termination – Respective Rights: Under the terms of the employment agreements, we have the right to terminate each officer’s employment for cause. Our sole responsibility upon such termination would be the payment of accrued and unpaid salary, reimbursable expenses and vacation accrued through the employment termination date. If we terminate an officer’s employment without cause or if the officer terminates employment for good reason, we are obligated to pay the officer the lesser of six-month’s salary or the salary remaining to be paid to the officer for the remaining term under the employment agreement, plus accrued and unpaid reimbursable expenses and vacation, and the continuation of group medical and dental insurance for the applicable period.

EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE
FOR THE YEAR ENDED DECEMBER 31, 2007

Name & Principal Position	Year	Salary ($)		Option Awards ($)		All Other Comp ($)		Total ($)
Murray Conradie, CEO	2006	165,000		—		5,000	(3)	170,000
	2007	207,000		1,306,863	(2)	5,000	(3)	1,332,563
J. Scott Zimmerman, President	2006	—		—		—		—
	2007	124,285	(1)	261,373	(2)	—		385,658
Edward Shaw,	2006	72,000		—		8,300	(4)	80,300
COO	2007	90,750		1,045,490	(2)	8,300	(4)	1,144,540

(1) Annualized amount.

(2) Mr. Conradie received options for 225,000 shares of common stock in 2007. Mr. Zimmerman received options for 45,000 shares of common stock in 2007. Mr. Shaw received options for 180,000 shares of common stock in 2007. The employee options vest ratably over a three-year period, with such options exercisable at the stock’s market price as of October 1, 2007 ($9.45 per share). The options expire October 1, 2012.

(3) Mr. Conradie received a monthly vehicle allowance.

(4)	Mr. Shaw received a vehicle and expense allowance.

Other than as set forth in the above table, the executive officers did not receive any common stock in compensation for their services for the periods covered by the table. The options listed in the table vest as indicated in the following table. Options that have not vested upon the termination of an employee’s employment with the Company are not exercisable.

Options Vesting Table

Options	Year 1 (10/07/2008)	Year 2 (10/07/2009)	Year 3 (10/07/2009)	On Sale of Company	Total
Murray Conradie CEO	25,000	25,000	25,000	150,000	225,000
Scott Zimmerman President	15,000	15,000	15,000	0	45,000
Edward Shaw COO	20,000	20,000	20,000	120,000	180,000

Employment Agreements - 2007

On April 1, 2004, we entered into an employment agreement with Murray Conradie. The term of employment was for five (5) years. Through January 22, 2008, Mr. Conradie served as our CEO, Chairman and Director. We agreed to pay Mr. Conradie a base salary of $24,000 per annum for the first year of employment and, in the discretion of the Board of Directors, to adjust his salary based on performance of our business and time devoted solely to our business operations. At the end of 2007, Mr. Conradie’s annualized salary was $207,000. In addition to the cash compensation earned by Mr. Conradie, we granted Mr. Conradie incentive options to purchase shares of our common stock.

On January 22, 2008, Mr. Conradie resigned as a director and officer our parent company and all of our subsidiaries. Mr. Conradie has been retained by the Company as a consultant for a one-year period to assist in the management transition and to offer guidance on specific current or anticipated business opportunities and projects, which agreement can be terminated by either party after the expiration of the initial 90 days of the contract term. The consulting agreement terminated in June 2008 and, pursuant to the contract, the Company remains obligated to pay Mr. Conradie’s current compensation package, including benefits, on an independent contractor basis during the full consulting contract period.

On December 1, 2005, we entered into an employment agreement with Edward Shaw. The term of employment is five (5) years. Mr. Shaw served as Chief Operational Officer. We agreed to pay Mr. Shaw a base salary of $48,000 per annum for the first year of employment and, in the discretion of the Board of Directors, to adjust his salary based on performance of our business and time devoted solely to our business operations. At the end of 2007, Mr. Shaw’s annualized salary was $90,750. In addition to the cash compensation earned by Mr. Shaw, we granted Mr. Shaw incentive options to purchase shares of our common stock according to the Executive Stock Option Plan.

On June 18, 2007, Mr. Zimmerman was appointed our President. On January 22, 2008 he was appointed our Chief Executive Officer and a director of our Board, upon the resignation of Mr. Conradie. Mr. Zimmerman retained those positions with us until June 23, 2008, when he resigned. In addition to the cash compensation earned by Mr. Zimmerman, we granted Mr. Zimmerman incentive options to purchase shares of our common stock according to the Executive Stock Option Plan. Mr. Zimmerman did not have a written employment contract with us. Mr. Zimmerman resigned June 23, 2008 with the appointment of new senior management for the Company.

For current management employees, see discussion of Employment Agreements commencing on Page 8 of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to restricted stock and stock options held by our named executive officers as of December 31, 2007.

	Option awards						Stock awards
Name & Title	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Murray Conradie CEO	none	225,000	(1)	225,000	$9.45	10/01/2012	none	n/a	none	none
Scott Zimmerman President	none	45,000	(2)	45,000	$9.45	10/01/2012	none	n/a	none	none
Edward Shaw COO	none	180,000	(3)	180,000	$9.45	10/01/2012	none	n/a	none	none

(1)
Of Mr. Conradie’s options for 225,000 shares of common stock, options fro 150,000 shares vest upon the sale of the Company. Refer to the “Options Vesting Table” on the Page 10 of this Proxy Statement for vesting dates.

(2)	Refer to the “Options Vesting Table” on the Page 10 of this Proxy Statement for vesting dates.

(3)
Of Mr. Shaw’s options for 180,000 shares of common stock, options for 120,000 shares vest upon the sale of the Company. Refer to the “Options Vesting Table” on the Page 10 of this Proxy Statement for vesting dates.

COMPENSATION OF DIRECTORS

Director Compensation Table

In connection with the proposal to approve our Equity Incentive Compensation Plan, we are required to disclose information regarding our director compensation, as of our most recently completed fiscal year ending December 31, 2007.  The following table sets forth the aggregate cash compensation paid by us to our directors for services rendered during the period indicated.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Stanley Hirschman	$3,000	none	$103,081	none	none	none	$106,081
David Lieberman	$3,000	none	$103,081	none	none	none	$106,081
Owen Naccarato	$3,000	none	$103,081	none	none	none	$106,081
Murray Conradie	-	-	-	-	-	-	-
Edward Shaw	-	-	-	-	-	-	-

(1)	Paid to independent directors.

(2)
Based on options for 20,000 shares of common stock. Amounts listed in this column represent the compensation expense of stock awards and option awards recognized by us under Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123R) for fiscal year ending December 31, 2007, rather than amounts realized by the named individuals.

Narrative to Directors’ Compensation Table

For fiscal year 2007, each non-employee director received an annual cash retainer fee of $3,000 for the partial year during which these directors served in that capacity, for all services including committee participation and meetings of the Board of Directors attended regardless of form of attendance. Employee directors were not compensated in cash for their service on our Board of Directors. All directors are reimbursed for their reasonable out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors.

For our fiscal year ending December 31, 2007, each non-employee director who was elected as a non-employee director received options to purchase 20,000 shares of our common at an exercise price of $9.45 per share. The options vested on October 1, 2008 and have a term of 10 years, subject to earlier termination following the director’s cessation of Board of Directors service.

INDEPENDENT PUBLIC ACCOUNTANTS

In March 2007, the Company replaced Larry O’Donnell, CPA, P.C., its prior independent auditors, and engaged Causey Demgen & Moore, Inc. as its independent auditors to provide the requisite audit services for the Company. There were no disputes or conflicts as to the application of accounting policies or principles between the Company and its former independent auditor. We do not expect our current independent auditor to be present at the Annual Meeting.

Audit Fees

For the fiscal year ended December 31, 2007, our principal accountant billed $39,480 for the audit of the Company’s annual financial statements and review of financial statements included in our Form 10-QSB filings. For the fiscal year ended December 31, 2006, our principal accountant billed $5,300, for the audit of the Company’s annual financial statements and review of financial statements included in our Form 10-QSB filings.

Audit-Related Fees

For the fiscal years ended December 31, 2007 and 2006, our principal accountant billed $915 and $0, respectively, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements outside of those fees disclosed above under “Audit Fees”.

Tax Fees

For the fiscal years ended December 31, 2007 and 2006, our principal accountant billed $0 and $0, respectively, for tax compliance, tax advice, and tax planning services.

All Other Fees

For the fiscal years ended December 31, 2007 and 2006, our principal accountant billed $0 and $0, respectively, for products and services other than those described above.

Pre-approval Policies and Procedures

Prior to engaging the Company’s accountants to perform a particular service, our Board of Directors obtains an estimate for the service to be performed. The Board of Directors, in accordance with procedures for the Company, approved all of the services described above prior to the services being performed.

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the National Association of Securities Dealers Automated Quotations System Global Market (“NASDAQ”). NASDAQ rules generally require that a majority of our directors and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Currently, we have five directors, three of whom qualify as independent directors under NASDAQ rules.

In making its determination of independence, the Board of Directors considers certain categorical standards of independence as set forth in stock exchange corporate governance rules and all relevant facts and circumstances to ascertain whether there is any relationship between a director and our Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of the director. Under these standards and criteria, our Board of Directors has determined that Messrs. David Lieberman, Stanley Hirschman and Owen Naccarato are independent as defined in applicable Securities and Exchange Commission and NASDAQ rules and regulations and that each constitutes an “independent director” as defined in NASDAQ Marketplace Rule 4200.

Attendance at Board Meetings

During the 2007 fiscal year, the Board held eleven Special Meetings. During the 2007 fiscal year, each Director attended 75% or more of the total number of meetings of the Board and each committee of the Board on which such Director serves.

Audit Committee

The charter of the Audit Committee was approved and adopted by the Board of Directors at the August 27, 2007 Board Meeting. The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews and approves the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the annual audit of the Company’s financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm or the Board. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm's fees for services rendered to the Company.

The members of the Audit Committee are Stanley Hirschman, David Lieberman and Owen Naccarato; each is an Independent Director as defined in NASDAQ Marketplace Rule 4200. Mr. Lieberman is the Audit Committee’s Chairman and financial expert. See Mr. Lieberman’s’ relevant biography on page 5 of this Proxy Statement.

The Audit Committee has reviewed and discussed the audited financial statements with management, and has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence. Based on its review and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the last fiscal year for filing with the Commission.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Stanley Hirschman, David Lieberman and Owen Naccarato, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board of Directors. The Nominating and Corporate Governance Committee approves and adopts Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee oversees an annual self- evaluation conducted by the Board in order to determine whether the Board and its Committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at the upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for Board Membership suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board of Directors based on whether or not the nominee is recommended by a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee or other relevant expertise and the evaluations of other prospective nominees. The Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, may interview such prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Compensation Committee

The members of the Compensation Committee are Michael Pawelek, Owen M. Naccarato and David Lieberman. Messrs. Naccarato and Lieberman are Independent Directors, and Mr. Naccarato is the Chairman.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the 2007 fiscal year, the Compensation Committee did not meet.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer, and that of other executive officers. With regard to such other executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee following authorization by the Company’s Board of Directors has delegated to the Company’s Chief Executive Officer authority with respect to management annual salary decisions up to $150,000 per employee upon consultation with the Chairman of the Compensation Committee and the authority to grant up to 1,000 stock options per new employee at the director level or below of the Company. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the executive officers of the Company, except in respect to the day-to-day operations of the Company's compensation plans.

The charter of the Compensation Committee was approved and adopted by the Board of Directors at the August 27, 2007 Board Meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein.

Committee Charters

Copies of the charters of our respective Committees are available on the Company website southtexasoil.com, under the “Corporate Governance” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the 2007 fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
David Lieberman, Director	0	1	0
Longview Fund LP, 10% owner	19	71	1
Owen Naccarato, Director	1	2	0
Shaw Edward, Director and Officer	2	1	0
Stanley Hirschman, Director	0	1	0

Transactions with Related Persons

Since January 1, 2007, there have been no transactions in which the Company was or is a participant in which the amount involved exceeded $120,000 and in which any related person (as that term is defined for purposes of Section 404(a) of Regulation S-K) had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o South Texas Oil Company, 300 E. Sonterra Blvd., San Antonio, Texas 78258. Stockholders should identify in their communication the addressee, whether it is our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to our Corporate Secretary, will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on our Board of Directors or, if the communication is addressed generally to our Board of Directors, to our Chairperson of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 6, 2008, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our current named executive officers, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o South Texas Oil Company, 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258. The percentage of common stock beneficially owned is based on 16,772,862 shares outstanding as of November 6, 2008.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Right to Acquire Beneficial Ownership within 60 days (1)	Total	Percentage Beneficial Ownership (2)

The Longview Fund, L.P. (3) 600 Montgomery Street, 44th Floor San Francisco, CA 94111	7,749,983	-	7,749,983	46.20%
Doud Oil & Gas Company LLC (4) 25528 Genesee Trail Road Golden, CO 80401	2,419,355	-	2,419,355	14.46%
Murray Conradie (5) 101 Hensley Circle Austin, TX 78738	846,380	25,000	871,380	5.13%
Directors and Named Executive Officers
Edward Shaw, Director	98,800	211,070	309,870	1.84%
Owen Naccarato, Director	20,000	20,000	40,000	*
Stanley Hirschman, Director	—	20,000	20,000	*
David Lieberman, Director	—	20,000	20,000	*
Michael J. Pawelek, CEO, Director	258,264	416,667	674,931	3.92%
Wayne Psencik, COO	258,264	416,667	674,931	3.92%
Sherry L. Spurlock, CFO	258,264	416,667	674,931	3.92%
Theodore Wicks	0	250,000	250,000	1.46%
Executive Officers and Directors as a group	893,592	1,771,071	2,664,663	14.37%

* Amount represents less than 1% of our common stock

(1)
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of November 6, 2008 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Based on information reported on Schedule 13D filed with the Securities and Exchange Commission on October 1, 2008. This amount represents the securities reported as beneficially owned by The Longview Fund, L.P. and by the following Longview affiliates: Viking Asset Management, LLC, Viking Asset Management, Ltd., Peter T. Benz, Merrick D. Okamoto, Wayne H. Coleson, S. Michael Rudolph and Longview Fund International, Ltd. The Longview Fund, L.P. and each of the Longview affiliates disclaims membership in a group, within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended.

(4)	Based on Transfer Agent and internal corporate information and records, as of November 6, 2008.

(5)	Based on the Form 5/A filed with the Securities and Exchange Commission on May 2, 2008.

OTHER BUSINESS

Management knows of no business to be presented at the Annual Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of stockholders arise, management will vote the proxies according to their best judgment in our interest.

DOCUMENTS INCORPORATED BY REFERENCE

Exhibits 3.1, 3.2 and 10.20 through 10.38 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, are incorporated herein by reference. The Company will provide by first class mail, without charge, to each stockholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of the information incorporated by reference herein, within one business day of the receipt of such request. All such requests should be directed to Roy D. Toulan, Jr., Corporate Secretary, c/o South Texas Oil Company, 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258 (210-545-5994).

Whether or not you intend to be present at the Annual Meeting of Stockholders, we urge you to submit your signed proxy promptly.

South Texas Oil Company

/s/ Roy D. Toulan, Jr.
Roy D. Toulan, Jr.
Corporate Secretary

San Antonio, Texas
November 19, 2008

Proxy for Annual Meeting of Stockholders to be held on Friday, December 19, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of South Texas Oil Company hereby constitutes and appoints Roy D. Toulan, Jr., Corporate Secretary, as attorney and proxy.

VOTING OPTIONS. Transfer Online is the Transfer Agent handling the Proxy ballot for the South Texas Oil Company Annual Meeting of Stockholders. All stockholders voting by proxy have two voting options: 1) send in the enclosed proxy ballot; or 2) go online and cast your ballot electronically.

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to: Transfer Online, 317 S.W. Alder Street, 2nd Floor, Portland, OR 97204.

VOTE BY INTERNET: Go online at www.transferonline.com/proxy and cast your ballot electronically, in accordance with the following instructions.

Your Proxy ID is: «Proxy ID»
Your Authorization Code is: «Authorization_Code»

Instructions for voting electronically:
1.	Go to www.transferonline.com/proxy
2.	Enter your Proxy ID and Authorization Codes
3.	Press Continue
4.	Make your selections
5.	Press Vote Now

The Board of Directors Recommends a Vote FOR all Nominees

Proposal 1: To elect the members of the Board of Directors of South Texas Oil Company to serve until the next annual meeting of the Company’s stockholders, as follow:
1.	Michael J. Pawelek
2.	David Lieberman
3.	Stanley A. Hirschman
4.	Bryce W. Rhodes
5.	Doyle A. Valdez

☐ Vote FOR all nominees (except as marked below)

☐ Vote WITHHELD from all nominees

To WITHHOLD authority to vote for any indicated nominee, check the box provided next to the name of the nominee.

☐ Michael J. Pawelek	☐ David Lieberman	☐ Stanley A. Hirschman

☐ Bryce W. Rhodes	☐ Doyle A. Valdez

Proposal 2: In his discretion, the proxy is authorized to vote upon such other business or matters as properly may come before the meeting and any adjournment or postponement thereof.

☐ FOR APPROVAL OF PROPOSAL NO. 2

☐ WITHHOLD AUTHORITY TO VOTE FOR PROPOSAL NO. 2

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please date and sign below exactly as your name appears on your stock certificate. When shares are held by joint tenants, both must sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please specify your full title as such.

_______________________________________ Signature
Dated: _____________, 2008
_______________________________________ Name

_______________________________________ Signature, if held jointly

Dated: ______________, 2008	________________________________________
Name, if held jointly